Exhibit 10.1

Execution Version

JOINDER AGREEMENT

September 6, 2023

To: The Borrower and the Agent under the Credit Agreement defined below

Ladies and Gentlemen:

Pursuant to Section 2.8(b) of the Credit Agreement, dated as of November 26, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of March 12, 2015, that certain Second Amendment to Credit Agreement, dated as of May 24, 2016, that certain Third Amendment to Credit Agreement, dated as of May 24, 2018, that certain Fourth Amendment to Credit Agreement, dated as of January 18, 2019, that certain Fifth Amendment to Credit Agreement, dated as of November 23, 2021, that certain Sixth Amendment to Credit Agreement, dated as of March 4, 2022 and that certain Seventh Amendment to Credit Agreement, dated as of August 24, 2023, and as otherwise amended, modified, restated or supplemented from time to time the “Credit Agreement”), by and among Viasat, Inc., a Delaware corporation (the “Borrower”), the Lenders therein named and MUFG Bank, Ltd. (as successor to MUFG Union Bank, N.A. in its capacities as administrative agent and collateral agent), as administrative agent and as collateral agent (in such capacity, the “Agent”), we confirm our agreement with you in this Joinder Agreement (this “Joinder Agreement”) as follows:

1. Revolving Commitment and Consent to Terms of Credit Agreement.

In accordance with Section 2.8(b) of the Credit Agreement, the undersigned, (the “New Lender”) agrees with the Borrower, the Agent and the other Lenders that on the date hereof (the “Joinder Effective Date”) the New Lender (a) hereby commits to provide the specified aggregate amount of Revolving Commitments as set forth on the New Lender’s signature page hereto, (b) shall be bound as a Revolving Lender by all of the terms and conditions of, and shall be entitled to the rights and privileges under, the Credit Agreement, and (c) shall perform all of the obligations of a Revolving Lender under the Credit Agreement in accordance with the terms thereof. As a Revolving Lender, the New Lender agrees to make Revolving Loans in accordance with a Request for Loan received by the New Lender pursuant to Section 2.1(b) of the Credit Agreement in the aggregate principal amount not to exceed its Revolving Commitment specified on the New Lender’s signature page hereto. The New Lender confirms that, upon execution of this Joinder Agreement by all the parties hereto, it qualifies as an Eligible Assignee. The agreements and commitments of the New Lender in this Joinder Agreement are made in reliance upon the representations and warranties made in the certificate of the Borrower dated the Joinder Effective Date and delivered pursuant to Section 2.8(d) of the Credit Agreement.

This Joinder Agreement constitutes a “joinder agreement” which is entered into pursuant to, and in accordance with, the second sentence of Section 2.8(b) of the Credit Agreement.

2. Commitment Increase Notice. Each of the parties hereto acknowledges and agrees that, notwithstanding anything to the contrary set forth herein or in the Credit Agreement, with respect to the New Revolving Commitment contemplated hereby, (a) this Joinder Agreement shall constitute the “Commitment Increase Notice” required pursuant to Section 2.8(a) of the Credit Agreement, (b) the Joinder Effective Date shall constitute the “Increased Amount Date” under Section 2.8 of the Credit Agreement and (c) the New Lender is a “New Revolving Loan Lender” under Section 2.8 of the Credit Agreement and no existing Lender or any other Person that is an Eligible Assignee will participate any portion of the New Revolving Commitment contemplated by this Joinder Agreement. The Agent hereby waives the 10 Banking Days’ advance notice requirement set forth in the Credit Agreement with respect thereto.

3. Reallocation of Participations in Letters of Credit. Effective on and as of the Joinder Effective Date (giving effect to the New Revolving Commitment contemplated hereby), the participations of the Revolving Lenders in any Letters of Credit outstanding as of immediately prior to the Joinder Effective Date shall be reallocated among the Revolving Lenders in accordance with their Revolving Commitments on and as of the Joinder Effective Date (giving effect to the New Revolving Commitment contemplated hereby).

4. Governing Law. THIS JOINDER AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES.

5. Definitions. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

6. Notice Information. The Notice Information of the New Lender to be used for all purposes under the Credit Agreement is:

Fifth Third Bank National Association

5050 Kingsley Drive

Cincinnati, OH 45227

Attention: Joyce Elam

Telephone: 513-358-7336

Email: BoughtParticipations.Bancorp@53.com

7. Reaffirmation of Liens. Borrower hereby (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Joinder Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

8. Counterparts; Electronic Signatures. This Joinder Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart hereof by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart. The words “execution,” “signed,” “signature,” and words of like import in this letter agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

FIFTH THIRD BANK NATIONAL ASSOCIATION, as a New Lender

By:	/s/ Ira Allen
Name:	Ira Allen
Title:	Assistant Vice President

Revolving Commitment Amount: $50,000,000.00

[Signature Page to Joinder Agreement]

Agreed and approved:

VIASAT, INC., as Borrower

By:	/s/ Shawn Duffy
Name:	Shawn Duffy
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Joinder Agreement]

Acknowledged and approved: MUFG BANK, LTD., as Agent
By:	/s/ Lawrence Blat
Name:	Lawrence Blat
Title:	Authorized Signatory

[Signature Page to Joinder Agreement]